EXHIBIT 10.7

WESTAFF, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated April 16, 2008)

I.              PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Westaff, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.            ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.          STOCK SUBJECT TO PLAN

A.            The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed One Million Three Hundred Sixty-Two Thousand and Five Hundred (1,362,500) shares.

B.            Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.          PURCHASE PERIODS

A.            Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated. The Board shall have the power to change the duration of purchase periods (including the commencement and termination dates thereof) with respect to future purchase periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first purchase period to be affected thereafter.

B.            Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year. The first purchase period began on November 3, 1996 and ended on the last business day in January 1997.

V.            ELIGIBILITY

A.            Each individual who is an Eligible Employee on the start date of any purchase period shall be eligible to participate in the Plan for that purchase period.

B.            To participate in the Plan for a particular purchase period, the Eligible Employee must complete the Enrollment/Change Form prescribed by the Plan Administrator (including a Stock Purchase Agreement) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.          PAYROLL DEDUCTIONS

A.            The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each purchase period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire purchase period. The Participant may not increase his or her rate of payroll deduction during a purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

B.            Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.            Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.            The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date.

VII.         PURCHASE RIGHTS

A.            Grant of Purchase Right.  A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.            Exercise of the Purchase Right.  Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant’s payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

C.            Purchase Price.  The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to ninety percent (90%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.            Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed one thousand one hundred twenty-five (1,125) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.

E.             Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F.             Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

1.             A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

2.             The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed Enrollment/Change Form) on or before the start date of the new purchase period.

3.             Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf during such purchase period or (b) have such funds held for the purchase of shares on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

G.            Corporate Transaction.  In the event of a proposed Corporate Transaction, each outstanding purchase right shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the purchase period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Plan Administrator shortens the purchase period then in progress in lieu of assumption in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that either:

1.             the Participant’s purchase right will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has terminated his or her purchase right as provided in Section VII.F.1; or

2.             the Company shall pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the Fair Market Value of the shares subject to the purchase right and the purchase price due had the Participant’s purchase right been exercised automatically under clause 1 above.

For purposes of this Subsection, a purchase right granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the purchase right is replaced with a comparable purchase right with respect to shares of the successor corporation or parent thereof. The determination of purchase right comparability shall be made by the Plan Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

H.            Proration of Purchase Rights.  Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

I.              Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

J.             Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.       ACCRUAL LIMITATIONS

A.            No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.            For purposes of applying such accrual limitations, the following provisions shall be in effect:

1.             The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

2.             No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

3.             If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

C.            In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.          EFFECTIVE DATE AND TERM OF THE PLAN

A.            The Plan was adopted by the Board on April 25, 1996 and became effective on November 3, 1996, provided no purchase rights granted under the Plan were to be exercised, and no shares of Common Stock were to be issued hereunder, until (i) the Plan had been approved by the stockholders of the Corporation and (ii) the Corporation had complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval were not obtained, or such compliance were not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan was to have terminated and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder were to have been refunded.

B.            Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in January 2017, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.            AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any purchase period.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such degree as required.

On July 26, 2006, the Board adopted and approved an amendment and restatement of the Plan to extend the term of the Plan to the last business day of January, 2017 and, effective for purchase periods commencing on and after August 1, 2006, to modify the purchase price per share discount from eighty-five percent (85%) to ninety percent (90%) and to expand the actions the Company may take in connection with a Corporate Transaction and to modify the list of Participating Corporations who extend the benefits of the Plan to their Eligible Employees.

XI.          GENERAL PROVISIONS

A.            All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

B.            Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.            The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A

CURRENT LIST OF PARTICIPATING CORPORATIONS

Domestic

Westaff, Inc., a Delaware corporation

Westaff (USA), Inc., a California corporation

Westaff Support, Inc., a California corporation

APPENDIX

The following definitions shall be in effect under the Plan:

A.            Board shall mean the Corporation’s Board of Directors.

B.            Cash Earnings shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate plus (iii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

C.            Code shall mean the Internal Revenue Code of 1986, as amended.

D.            Common Stock shall mean the Corporation’s common stock.

E.             Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

F.             Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

1.             a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

2.             the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

3.             an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

G.            Corporation shall mean Westaff, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Westaff, Inc. which shall by appropriate action adopt the Plan.

H.            Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

I.              Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1.             If the Common Stock is are listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market and The NASDAQ Capital Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Plan Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

2.             If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of the Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

3.             In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

J.             1933 Act shall mean the Securities Act of 1933, as amended.

K.            Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

L.            Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The current Participating Corporations in the Plan are listed in attached Schedule A.

M.           Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

N.            Plan Administrator shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

O.            Purchase Date shall mean the last business day of each purchase period. The initial Purchase Date shall mean January 31, 1997.